(logo) LNR

           Partners, LLC

ANNUAL STATEMENT OF COMPLIANCE

OF

LNR PARTNERS, LLC

The undersigned, Job Warshaw, being the President of LNR Partners, LLC (the "Special Servicer"), as special servicer under the applicable Pooling and Servicing Agreement for the transactions listed on Schedule I hereto, hereby certifies, subject to any limitations listed on Schedule I hereto, as of the date hereof, on behalf of the Special Servicer, solely in his capacity as an authorized officer of the Special Servicer and not in his individual capacity, as follows:

1.       A review of the activities performed by the Special Servicer during the period commencing on January 1, 2017 and ending on December 31, 2017 (or any other shorter period set forth on Schedule I hereto) (the "Reporting Period"), and of the Special Servicer's performance under the Pooling and Servicing Agreement has been made under my supervision; and

2.       To the best of my knowledge, based on such review and using the applicable servicing criteria under Item 1122 of Regulation AB, the Special Servicer has fulfilled all of its obligations under the applicable Pooling and Servicing Agreement in all material respects throughout the Reporting Period.

LNR PARTNERS, LLC,

a Florida limited liability company

By: /s/ Job Warshaw

Job Warshaw

President

Dated: February 20, 2018

1601 Washington Avenue · Suite 700 · Miami Beach, Florida 33139-3164

Telephone: (305) 695-5600 · Fax: (305) 695-5601

Schedule I
MSBAM 2015-C23
Morgan Stanley Bank of America Merrill Lynch Trust 2015-C23, Commercial Mortgage Pass-Through Certificates, Series 2015-C23
Morgan Stanley Capital I Inc.
1221 Avenue of the Americas
New York NY 10020
James Y. Lee
Morgan Stanley Capital I Inc.
1585 Broadway
New York NY 10036
Stephen Holmes
Pentalpha Surveillance LLC
375 N. French Road, Suite 100 Amherst NY 14228
Don Simon
Pentalpha Surveillance LLC
Bass, Berry and Sims PLC 150 Third Avenue South, Suite 2800
Nashville TN 37201
Jay H. Knight
Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia MD 21045
Group Notices
Wells Fargo Bank, N.A.
9062 Old Annapolis Road MAC: R1204-010
Columbia MD 21045
Irene Kaplanis
Wilmington Trust, National Association 1100 North Market Street Wilmington DE 19890 Dorri Costello
Wilmington Trust, National Association
1100 North Market Street Wilmington DE 19890 Group Notices